Exhibit 4(f)




    ------------------------------------------------------------------------


                           NORTHWESTERN ENERGY, L.L.C.

                                       AND

                            NORTHWESTERN CORPORATION

                                       TO

                              THE BANK OF NEW YORK

                                     Trustee


                                   ----------


                          SECOND SUPPLEMENTAL INDENTURE
                   (For Unsecured Subordinated Debt Securities
                          relating to Trust Securities)



                          Dated as of August 13, 2002




    ------------------------------------------------------------------------

               SECOND SUPPLEMENTAL INDENTURE, dated as of August 13, 2002 (this "Second Supplemental Indenture"), among NORTHWESTERN ENERGY, L.L.C., a limited liability company duly organized and existing under the laws of the State of Montana, formerly known as The Montana Power, L.L.C. and successor by merger to The Montana Power Company (the "Company"), having its principal office at 40 East Broadway, Butte, Montana 59701, NORTHWESTERN CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 125 S. Dakota Avenue, Sioux Falls, South Dakota 57104 ("NOR"), and THE BANK OF NEW YORK, a corporation duly organized and existing as a banking corporation under the laws of the State of New York, having its principal corporate trust office at 101 Barclay Street, New York, New York 10286, as Trustee (the "Trustee"), supplementing the Indenture, dated as of November 1996, between The Montana Power Company, predecessor to the Company, and the Trustee, as amended by the First Supplemental Indenture, dated as of February 13, 2002, between the Company (formerly known as The Montana Power, L.L.C.) and the Trustee (as supplemented, the "Indenture").

                                    RECITALS

               WHEREAS, pursuant to a Unit Purchase Agreement, dated as of September 29, 2000, by and between NOR, Touch America Holdings, Inc. and The Montana Power Company, on February 15, 2002, NOR acquired all the outstanding membership interests in the Company and the Company became a direct wholly-owned subsidiary of NOR; and

               WHEREAS, as of the date hereof, $67,010,325 aggregate principal amount of the Company's 8.45% Junior Subordinated Debentures due December 31, 2036 are the only Securities Outstanding under the Indenture (the "QUIPS Debentures");

               WHEREAS, NOR now desires to enter into this Second Supplemental Indenture to fully and unconditionally assume, on a joint and several basis with the Company, the Company's obligations with respect to the Outstanding QUIPS Debentures and the performance of every covenant, obligation and agreement of the Company under the Indenture applicable to the Outstanding QUIPS Debentures to be performed or observed as though each such covenant, obligation and agreement were applicable directly to NOR (substituting NOR for the Company for purposes of the Indenture), which assumption shall be subject to all of the terms and conditions related to the QUIPS Debentures contained herein, in the Indenture and in the QUIPS Debentures, including, without limitation, the subordination of the obligations so assumed to all Senior Indebtedness of NOR (substituting NOR for the Company for purposes of the definition of Senior Indebtedness) to the same extent as such QUIPS Debentures are subordinated to all Senior Indebtedness of the Company, and which assumption shall remain in effect only for so long as any of the QUIPS Debentures, which are outstanding on the date hereof, shall remain Outstanding; and

               WHEREAS, Section 1201(b) of the Indenture permits the parties thereto to enter into a supplemental indenture without the consent of Holders to add provisions to the Indenture for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Securities of one or more specified series; and

               WHEREAS, the assumption by NOR of the obligations of the Company with respect to the QUIPS Debentures under the Indenture will benefit the Holders of the Outstanding QUIPS Debentures; and

               WHEREAS, the Company and NOR have duly authorized the execution and delivery of this Second Supplemental Indenture pursuant to Section 1201(b) of the Indenture; and

               WHEREAS, the Company and NOR have requested the Trustee join with them in the execution of this Second Supplemental Indenture.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE ONE

                               Additional Obligor.

               Section 101. As of the date hereof, NOR fully and unconditionally assumes, on a joint and several basis with the Company, the due and punctual payment of the principal of and premium, if any, and interest, if any, on all Outstanding QUIPS Debentures and the performance of every covenant, obligation and agreement of the Company under the Indenture applicable to the Outstanding QUIPS Debentures to be performed or observed as though each such covenant, obligation and agreement were applicable directly to NOR (substituting NOR for the Company for purposes of the Indenture), which assumption shall be subject to all of the terms and conditions related to the QUIPS Debentures contained herein, in the Indenture and in the QUIPS Debentures, including, without limitation, the subordination of such obligations to all Senior Indebtedness of NOR (substituting NOR for the Company for purposes of the definition of Senior Indebtedness) to the same extent as such QUIPS Debentures are subordinated to all Senior Indebtedness of the Company. The assumption contained in this Second Supplemental Indenture shall remain in effect only for so long as any of the QUIPS Debentures, which are Outstanding on the date hereof, shall remain Outstanding. Notwithstanding the assumption contained in this Second Supplemental Indenture, the obligations of the Company to duly and punctually pay the principal of and premium, if any, and interest, if any, on the Outstanding QUIPS Debentures and to perform its covenants, obligations and agreements on the part of the Company under the Indenture shall remain in full force and effect, without diminution or derogation in any respect whatsoever.

                                   ARTICLE TWO

                        Rights of Parties Not Prejudiced.

               Section 201. Notwithstanding the foregoing, the assumption contained in this Second Supplemental Indenture shall be without prejudice to any rights of each of the Company and NOR under the QUIPs Debentures, the Indenture and this Second Supplemental Indenture, including, without limitation, the right of each of the Company and NOR to consolidate with or merge into any other corporation, or convey or otherwise transfer, or lease, its properties and assets substantially as an entirety to any Person, and to be relieved from its obligations under the QUIPS Debenture, the Indenture and hereunder, as provided in Article Eleven of the Indenture. For the avoidance of doubt, the Company may consolidate with or merge into NOR or convey or otherwise transfer, or lease, its properties and assets substantially as an entirety to NOR, and be relieved of its obligations under the QUIPS Debentures, the Indenture and hereunder as provided in Article Eleven of the Indenture notwithstanding the fact that NOR has assumed the Company's obligations under the QUIPS Debentures and the Indenture pursuant to this Second Supplemental Indenture, and such assumption hereunder is expressly subject to such right.

                                  ARTICLE THREE

                            Miscellaneous Provisions.

               Section 301. The terms defined in the Indenture shall, for all purposes of this Second Supplemental Indenture, have the meaning specified in the Indenture.

               Section 302. The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Indenture set forth; provided, however, that the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and NOR.

               Section 303. Each and every term and condition contained in this Second Supplemental Indenture shall apply to and form part of the Indenture with the same force and effect as if the same were set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Second Supplemental Indenture and each and every term and condition contained in Article Nine of the Indenture shall apply to and form part of this Second Supplemental Indenture with the same force and effect as if the same were set forth in full herein.

               Section 304. Whenever in this Second Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of the Indenture, be deemed to include the successors and assigns of such respective parties, and all the covenants and agreements in this Second Supplemental Indenture contained by or on behalf of the Company, NOR or the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

               Section 305. Nothing in this Second Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the QUIPS Debentures Outstanding under the Indenture, as amended and supplemented, any right, remedy or claim under or by reason of this Second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Second Supplemental Indenture contained by or on behalf of respective parties shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of the QUIPS Debentures Outstanding under the Indenture.

               Section 306. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same instrument.

               Section 307. Except as set forth in this Second Supplemental Indenture, all of the provisions of the Indenture remain in full force and effect, unamended.

               Section 308. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the law of any other jurisdiction shall be mandatorily applicable.

               Section 309. In case any one or more of the provisions contained in this Second Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture, but this Second Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

               IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective seals to be hereunto affixed attested, all as of the day and year first above written.



[Seal]                                     NORTHWESTERN ENERGY, L.L.C.



                                           By: /s/ Michael J. Hanson
                                               -----------------------------
                                               Michael J. Hanson
                                               President and Chief Executive Officer

ATTEST:

/s/ Alan D. Dietrich
-------------------------------------
Alan D. Dietrich
Secretary

[Seal]                                     NORTHWESTERN CORPORATION



                                           By: /s/ Kipp D. Orme
                                               -----------------------------
                                               Kipp D. Orme
                                               Vice President and Chief Financial Officer
ATTEST:

/s/ Alan D. Dietrich
------------------------------------
Alan D. Dietrich
Vice President - Legal Administration
and Corporate Secretary

[Seal]                                     THE BANK OF NEW YORK, its Trustee



                                           By: /s/ MaryBeth A. Lewicki
                                               -----------------------------
                                               MaryBeth A. Lewicki
                                               Vice President

ATTEST:

/s/ Stacey Poindexter
-------------------------------------
Name:  Stacey Poindexter
Title: Assistant Treasurer

STATE OF SOUTH DAKOTA        )
                             )  ss.:
COUNTY OF MINNEHHA           )


               On the 9th day of August, 2002, before me personally came Michael
J. Hanson, to me known, who, being by me duly sworn, did depose and say that she/he is President and Chief Executive Officer of NorthWestern Energy, L.L.C., the limited liability company described in and which executed the foregoing instrument; and that she/he signed her/his name thereto.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal of office this 9th day of August, 2002.


[SEAL]                                         /s/ Karen L. Smook
                                               ---------------------------
                                               Karen L. Smook
                                               My Commision Expires: 7-12-2005
                                                                     ---------


STATE OF SOUTH DAKOTA        )
                             )  ss.:
COUNTY OF MINNEHHA           )


               On the 9th day of August, 2002, before me personally came Kipp D. Orme, to me known, who, being by me duly sworn, did depose and say that she/he is Vice President and Chief Financial Officer of NorthWestern Corporation, one of the corporations described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she/he signed her/his name thereto by like authority.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal of office this 9th day of August, 2002.


[SEAL]                                         /s/ Karen L. Smook
                                               ---------------------------
                                               Karen L. Smook
                                               My Commision Expires: 7-12-2005
                                                                     ---------

STATE OF NEW YORK            )
                             )  ss.:
COUNTY OF NEW YORK           )


               On the 13 day of August, 2002, before me personally came MaryBeth
A. Lewicki, to me known, who, being by me duly sworn, did depose and say that she is a Vice President of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal of office this 13 day of August, 2002.


                                              /s/ William J. Cassels
                                             ---------------------------


                                                  WILLIAM J. CASSELS
                                           Notary Public, State of New York
                                                   No. 01CA5027729
                                              Qualified in Bronx County
                                           Commission Expires May 18, 2006